UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
April 20, 2012
(Date of earliest event reported)

SOUTH JERSEY INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-6364	22-1901645
(State of incorporation)	( Commission File Number)	(IRS employer identification no.)

1 South Jersey Plaza, Folsom, New Jersey 08037
(Address of principal executive offices, including zip code)

(609) 561-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
The board of directors of South Jersey Industries, Inc. (“SJI”) amended SJI's bylaws (Article II, Section 2.1) to increase the size of its board of directors from 9 to 10 members at its April 20, 2012 board meeting. The members of SJI’s board then elected Sarah M. Barpoulis and Frank L. Sims to SJI’s board. Barpoulis and Sims were also elected to the boards of South Jersey Energy Solutions and South Jersey Gas, respectively. Both will serve on SJI's Audit Committee. In addition, Barpoulis will serve on the Governance Committee and Sims will serve on the Compensation Committee.
The press release announcing the election attached hereto as Exhibit 99.1, and the amended SJI bylaws, attached hereto as Exhibit 3.2, are hereby incorporated by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The board of directors of South Jersey Industries, Inc. (“SJI”) amended SJI’s bylaws (Article II, Section 2.1) to increase the size of the board of directors from 9 to 10 members at its April 20, 2012 board meeting. A copy of amended bylaws are attached hereto as Exhibit 3.2 and are hereby incorporated by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders

Our annual meeting of shareholders was held on April 20, 2012. The proposals voted upon at the annual meeting, as well as the voting results for each proposal, including the numbers of votes cast for, against or withheld, and the number of abstentions and broker non-votes, are set forth below.

•
Proposal 1: Election of Board of Director’s eight nominees, all with terms expiring in 2012. With the exception of Director Holzer, all nominees were previously elected by the shareholders. Directors (term expiring 2013) were elected as follows:

	For	Withheld	Broker Non-Vote
Thomas A. Bracken	21,911,316	193,145	78,466
Keith S. Campbell	20,992,929	1,111,532	996,853
Victor A. Fortkiewicz	21,921,328	183,133	68,454
Edward J. Graham	20,746,901	1,357,560	1,242,881
Sheila Hartnett-Devlin	21,003,560	1,100,901	986,222
Walter M. Higgins III	21,914,987	189,474	74,795
Sunita Holzer	21,918,263	186,198	71,519
Joseph H. Petrowski	21,926,744	177,717	63,038

•	Proposal 2: Advisory vote on the Company’s executive compensation. The shareholders approved this proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,063,475	745,235	295,752	8,145,543

•	Proposal 3: Approval of the Executive Management Incentive Compensation Plan. The shareholders approved this proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,792,037	1,967,044	345,380	8,145,543

•	Proposal 4: Approval of the South Jersey Industries, Inc. 1997 Stock-based Compensation Plan. The shareholders approved this proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,800,785	972,183	331,494	8,145,543

•	Proposal 5: The appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 2012. The shareholders approved this proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,716,056	1,153,634	99,147	3,281,167

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated April 23, 2012
3.2	Bylaws of South Jersey Industries, Inc. as amended and restated through April 20, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOUTH JERSEY INDUSTRIES, INC.

Date: April 23, 2012	By: /s/ David A. Kindlick
David A. Kindlick
Vice President & Chief Financial Officer